Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS REPORTS SECOND QUARTER EPS FROM CONTINUING
OPERATIONS OF $0.36 PER DILUTED SHARE

COMPANY PROVIDES UPDATED EPS AND CASH FLOW GUIDANCE

Columbus, Ohio - August 23, 2012 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $22.1 million, or $0.36 per diluted share, for the second quarter of fiscal 2012 ended July 28, 2012. This compares to income from continuing operations of $35.7 million, or $0.50 per diluted share, for the second quarter of fiscal 2011.

For the year-to-date period ended July 28, 2012, income from continuing operations totaled $62.9 million, or $1.00 per diluted share. As previously disclosed in our March 2, 2012, press release, we incurred an after-tax charge of $3.4 million, or $0.05 per diluted share, during the first quarter of fiscal 2012 related to an inventory accounting change associated with the successful implementation of new retail inventory systems. Excluding this non-recurring, non-cash charge, adjusted income from continuing operations for the year-to-date period ending July 28, 2012 totaled $66.3 million, or $1.05 per diluted share (non-GAAP), compared to income from continuing operations of $88.2 million, or $1.21 per diluted share, for the same period in fiscal 2011. Discontinued operations activity was minimal for the second quarter and year-to-date period of fiscal 2012 and the corresponding periods in fiscal 2011.

SECOND QUARTER HIGHLIGHTS

•	Income from continuing operations of $0.36 per diluted share versus income from continuing operations of $0.50 per diluted share last year

•	Opened 18 new stores

•	Invested $149 million to repurchase 4 million shares, or 6% of our outstanding shares, as part of our $200 million share repurchase program announced in May 2012

	EPS from Continuing Operations (1)

	Q2 '12	Q2 '11	YTD '12	YTD '11

U.S. Operations	$0.42	$0.52	$1.15	$1.22

Add back: Inventory charge	$—	$—	$0.05	$—

U.S. Operations - adjusted basis	$0.42	$0.52	$1.20	$1.22

Canadian Operations (2)	$(0.05)	$(0.02)	$(0.15)	$(0.02)

Consolidated - adjusted basis	$0.36	$0.50	$1.05	$1.21

(1) Non-GAAP
(2) Canadian operations were acquired on July 18, 2011; therefore, Q2 '11 and YTD '11 results include 12 days of ownership and financial results. Based on materiality, we have not provided pro forma financial results.

Note: See detailed segment reporting attached.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Second Quarter Results

U.S. Operations

Net sales for U.S. operations for the second quarter of fiscal 2012 increased 1.7% to $1,183.0 million, compared to $1,163.2 million for the same period of fiscal 2011. Comparable store sales for U.S. stores open at least fifteen months decreased 1.9% for the quarter. Income from continuing U.S. operations totaled $0.42 per diluted share (non-GAAP) compared to income from continuing U.S. operations of $0.52 per diluted share (non-GAAP) for the same period of fiscal 2011.

Canadian Operations

Net sales for Canadian operations for the second quarter of fiscal 2012 totaled $35.0 million, while incurring a net loss of $3.3 million, or $0.05 per diluted share (non-GAAP), compared to net sales of $3.9 million and a net loss of $1.2 million, or $0.02 per diluted share (non-GAAP) for the same period of fiscal 2011. As a reminder, we acquired our Canadian operations on July 18, 2011; therefore, prior year results include only our 12 days of ownership in the second quarter of fiscal 2011. Based on materiality to our total operations, we are not required to and have not provided pro-forma information for Canadian operations.

Inventory and Cash Management

On a consolidated basis, Inventory ended the second quarter of fiscal 2012 at $881 million compared to $780 million the second quarter of fiscal 2011. The increase represents growth in the number of U.S. stores, per store growth of inventory in our U.S. stores, and growth and improvement of inventory content related to our Canadian operations.

We ended the second quarter of fiscal 2012 with $62 million of Cash and Cash Equivalents and $243 million of borrowings under our credit facility compared to $58 million of Cash and Cash Equivalents and $60 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2011. Our net use of cash and debt during the last twelve months was focused on share repurchase activity, acquiring and funding our Canadian operations, partially offset by positive cash flow (defined as operating activities less investing activities) generated by our U.S. operations.

Share Repurchase Activity

During the second quarter of fiscal 2012, we invested $149 million to repurchase 4.0 million of our shares. On a year-to-date basis through August 22, 2012, we have invested $254 million to repurchase 6.7 million of our common shares, or 10% of our outstanding share base as of the beginning of fiscal 2012. As of close of the market on August 22, 2012, we had $45 million available under our $200 million share repurchase program announced in May 2012. The remaining authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes. The 2012 share repurchase program will continue until exhausted.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2012 OUTLOOK

•
Updates fiscal 2012 annual guidance for adjusted consolidated income from continuing operations to $2.80 to $2.95 per diluted share (non-GAAP) versus income from continuing operations of $2.99 per diluted share for fiscal 2011

•	Updates Cash Flow guidance to $125 million

Based on operating results for the first two quarters and our revised expectations for the third and fourth quarters of fiscal 2012, we now estimate our fiscal 2012 consolidated adjusted income from continuing operations to be in the range of $2.80 to $2.95 per diluted share (non-GAAP), compared to our prior guidance of $3.25 to $3.40 per diluted share (non-GAAP). As a reminder, this guidance excludes the previously mentioned non-recurring, non-cash inventory charge. We have revised our Cash Flow guidance to approximately $125 million compared to our prior guidance of $190 million.

We now estimate adjusted income from U.S. operations will be in the range of $3.05 to $3.15 per diluted share (non-GAAP), compared to our prior guidance of $3.50 to $3.60 per diluted share (non-GAAP). This guidance assumes U.S. comparable store sales decline in the low single digit range and a total U.S. sales increase in the range of 3% to 4%.

For our Canadian operations, sales are expected to be in the range of $152 to $158 million for fiscal 2012 resulting in an operating loss in the range of $13 to $15 million, or $0.22 to $0.26 per diluted share (non-GAAP). This compares to our prior guidance of sales in the range of $142 to $152 million for fiscal 2012 resulting in an operating loss in the range of $14 to $16 million, or $0.23 to $0.26 per diluted share (non-GAAP).

EPS from Continuing Operations (non-GAAP)	Full Year

	2012 Guidance	2011

U.S. Operations	$3.00 - $3.10	$3.18

Add back: Inventory charge	$0.05	—

U.S. Operations - adjusted basis	$3.05 - $3.15	$3.18

Canadian Operations (1)	($0.22) - ($0.26)	($0.19)

Consolidated - adjusted basis	$2.80 - $2.95	$2.99

(1) Canadian operations were acquired on July 18, 2011 and full year fiscal 2011 results reflect performance from acquisition date through the end of our fiscal year (January 28, 2012). Based on materiality to our total operations, we are not required and have not provided pro forma fiscal 2011 results.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter and provide commentary on our outlook for fiscal 2012. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Thursday, September 6. A replay of the call will be available beginning today at 12:00 noon through September 6 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The Replay Confirmation Code is 9878343. All times are Eastern Time.

Big Lots is North America's largest broadline closeout retailer. As of the end of the second quarter of fiscal 2012, we operated 1,463 BIG LOTS stores in the 48 contiguous United States and 81 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 28	JULY 30
	2012	2011
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$61,679	$57,829
Inventories	881,090	780,070
Deferred income taxes	42,840	47,086
Other current assets	91,167	99,026
Total current assets	1,076,776	984,011

Property and equipment - net	587,515	542,462

Deferred income taxes	6,146	12,404
Goodwill	13,428	21,507
Other assets	41,780	40,034
	$1,725,645	$1,600,418

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$409,578	$367,542
Property, payroll and other taxes	79,520	77,653
Accrued operating expenses	70,239	61,846
Insurance reserves	36,297	37,668
KB bankruptcy lease obligation	3,069	3,342
Accrued salaries and wages	23,262	21,353
Income taxes payable	670	1,395
Total current liabilities	622,635	570,799

Long-term obligations under bank credit facility	242,800	60,400

Deferred rent	65,078	50,966
Insurance reserves	50,400	46,898
Unrecognized tax benefits	16,159	18,857
Other liabilities	38,565	35,951

Shareholders' equity	690,008	816,547
	$1,725,645	$1,600,418

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 28, 2012		JULY 30, 2011
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,218,037	100.0	$1,167,135	100.0
Gross margin	477,835	39.2	460,536	39.5
Selling and administrative expenses	412,220	33.8	379,347	32.5
Depreciation expense	26,271	2.2	21,428	1.8
Operating profit	39,344	3.2	59,761	5.1
Interest expense	(895)	(0.1)	(1,334)	(0.1)
Other income (expense)	(38)	(0.0)	54	0.0
Income from continuing operations before income taxes	38,411	3.2	58,481	5.0
Income tax expense	16,321	1.3	22,767	2.0
Income from continuing operations	22,090	1.8	35,714	3.1
Loss from discontinued operations, net of tax benefit of $10 and $20, respectively	(15)	(0.0)	(31)	(0.0)
Net income	$22,075	1.8	$35,683	3.1

Earnings per common share - basic (a)
Continuing operations	$0.37		$0.51
Discontinued operations	0.00		0.00
Net income	$0.37		$0.51

Earnings per common share - diluted (a)
Continuing operations	$0.36		$0.50
Discontinued operations	0.00		0.00
Net income	$0.36		$0.50

Weighted average common shares outstanding
Basic	60,466		70,130
Dilutive effect of share-based awards	531		919
Diluted	60,997		71,049

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 28, 2012		JULY 30, 2011
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,512,518	100.0	$2,394,409	100.0
Gross margin	990,283	39.4	954,665	39.9
Selling and administrative expenses	830,538	33.1	766,514	32.0
Depreciation expense	51,559	2.1	42,092	1.8
Operating profit	108,186	4.3	146,059	6.1
Interest expense	(1,231)	(0.0)	(1,835)	(0.1)
Other income (expense)	(1)	(0.0)	166	0.0
Income from continuing operations before income taxes	106,954	4.3	144,390	6.0
Income tax expense	44,084	1.8	56,145	2.3
Income from continuing operations	62,870	2.5	88,245	3.7
Loss from discontinued operations, net of tax benefit of $32 and $60, respectively	(49)	(0.0)	(91)	(0.0)
Net income	$62,821	2.5	$88,154	3.7

Earnings per common share - basic (a)
Continuing operations	$1.01		$1.22
Discontinued operations	0.00		0.00
Net income	$1.01		$1.22

Earnings per common share - diluted (a)
Continuing operations	$1.00		$1.21
Discontinued operations	0.00		0.00
Net income	$1.00		$1.20

Weighted average common shares outstanding
Basic	62,292		72,088
Dilutive effect of share-based awards	779		1,089
Diluted	63,071		73,177

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	JULY 28, 2012	JULY 30, 2011	JULY 28, 2012	JULY 30, 2011 (a)
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,183,023	$1,163,201	$35,014	$3,934
Gross margin	465,422	459,045	12,413	1,491
Selling and administrative expenses	397,327	377,548	14,893	1,799
Depreciation expense	25,468	21,349	803	79
Operating profit (loss)	42,627	60,148	(3,283)	(387)
Interest expense	(895)	(544)	—	(790)
Other income (expense)	—	42	(38)	12
Income (loss) from continuing operations before income taxes	41,732	59,646	(3,321)	(1,165)
Income tax expense	16,321	22,767	—	—
Income (loss) from continuing operations	$25,411	$36,879	$(3,321)	$(1,165)
Diluted earnings (loss) per common share from continuing operations (b)	$0.42	$0.52	$(0.05)	$(0.02)

	26 WEEKS ENDED
	JULY 28, 2012	JULY 30, 2011	JULY 28, 2012	JULY 30, 2011 (a)
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$2,445,258	$2,390,475	$67,260	$3,934
Gross margin	966,366	953,174	23,917	1,491
Selling and administrative expenses	798,852	764,715	31,686	1,799
Depreciation expense	49,892	42,013	1,667	79
Operating profit (loss)	117,622	146,446	(9,436)	(387)
Interest expense	(1,231)	(1,045)	—	(790)
Other income (expense)	—	154	(1)	12
Income (loss) from continuing operations before income taxes	116,391	145,555	(9,437)	(1,165)
Income tax expense	44,084	56,145	—	—
Income (loss) from continuing operations	$72,307	$89,410	$(9,437)	$(1,165)
Diluted earnings (loss) per common share from continuing operations (b)	$1.15	$1.22	$(0.15)	$(0.02)

(a)	The results of the Canadian operating segment reflect activities from the date of acquisition (July 18, 2011) through the period end.
(b)
The diluted earnings per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted earnings per share from continuing operations. Diluted earnings per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JULY 28, 2012	JULY 30, 2011
	(Unaudited)	(Unaudited)

Net cash used in operating activities	$(36,833)	$(14,920)

Net cash used in investing activities	(42,284)	(18,796)

Net cash provided by (used in) financing activities	58,453	(192,350)

Impact of foreign currency on cash	(228)	0

Decrease in cash and cash equivalents	(20,892)	(226,066)
Cash and cash equivalents:
Beginning of period	82,571	283,895
End of period	$61,679	$57,829

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	JULY 28, 2012	JULY 30, 2011
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$88,749	$110,625

Net cash used in investing activities	(60,273)	(37,895)

Net cash used in financing activities	(35,195)	(192,440)

Impact of foreign currency on cash	(149)	0

Decrease in cash and cash equivalents	(6,868)	(119,710)
Cash and cash equivalents:
Beginning of period	68,547	177,539
End of period	$61,679	$57,829

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following table reconciles gross margin, gross margin rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the year-to-date 2012 for our consolidated and U.S. segment results (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Year-to-date 2012 - Twenty-Six weeks ended July 28, 2012

Consolidated Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$990,283	$5,574	$995,857
Gross margin rate	39.4%	0.2%	39.6%
Operating profit	108,186	5,574	113,760
Operating profit rate	4.3%	0.2%	4.5%
Income tax expense	44,084	2,186	46,270
Effective income tax rate	41.2%	(0.1)%	41.1%
Income from continuing operations	62,870	3,388	66,258
Net income	62,821	3,388	66,209
Diluted earnings per share from continuing operations	$1.00	$0.05	$1.05
Diluted earnings per share	$1.00	$0.05	$1.05

U.S. Segment Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$966,366	$5,574	$971,940
Gross margin rate	39.5%	0.2%	39.7%
Operating profit	117,622	5,574	123,196
Operating profit rate	4.8%	0.2%	5.0%
Income tax expense	44,084	2,186	46,270
Effective income tax rate	37.9%	0.0%	37.9%
Income from continuing operations	72,307	3,388	75,695
Diluted earnings per share from continuing operations	$1.15	$0.05	$1.20

The adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax charge for a change in an accounting principle associated with our implementation of new inventory management information systems of $5,574 ($3,388, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and appropriate method for measuring our operating performance, excluding certain items included in the most directly comparable GAAP financial measures. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.